Exhibit 10.12
AMENDED AND RESTATED
EQUITY INCENTIVE PLAN
OF
UCI HOLDCO, INC.
     The Stock Option Plan of UCI Acquisition Holdings, Inc. was originally adopted by the Board of Directors of UCI Acquisition Holdings, Inc., a Delaware corporation (“UCI Acquisition”), on June 20, 2003. On May 25, 2006, UCI Acquisition became a wholly-owned subsidiary of UCI Holdco, Inc., a Delaware corporation (the “Company”) and the plan was amended and restated by the Amended and Restated Stock Option Plan of UCI Holdco, Inc. In furtherance of the purposes of the plan, this Amended and Restated Equity Incentive Plan of UCI Holdco, Inc. (the “Plan”) is hereby adopted by the Board of Directors of the Company as of the date hereof. The Plan constitutes a complete amendment, restatement and continuation of the Amended and Restated Stock Option Plan of UCI Holdco, Inc.
The purposes of this Plan are as follows:
(1) To further the growth, development and financial success of the Company and its Subsidiaries (as defined herein), by providing additional incentives to employees, consultants and directors of the Company and its Subsidiaries who have been or will be given responsibility for the management or administration of the Company’s (or one of its Subsidiaries’) business affairs, by assisting them to become owners of Common Stock, thereby benefiting directly from the growth, development and financial success of the Company and its Subsidiaries.
(2) To enable the Company (and its Subsidiaries) to obtain and retain the services of the type of professional, technical and managerial employees, consultants and directors considered essential to the long-range success of the Company (and its Subsidiaries) by providing and offering them an opportunity to become owners of Common Stock under Awards, including, in the case of employees, Options that are intended to qualify as “incentive stock options” under Section 422 of the Code (as defined herein).
ARTICLE I.
DEFINITIONS
     Whenever the following terms are used in this Plan, they shall have the meaning specified below unless the context clearly indicates to the contrary. The singular pronoun shall include the plural where the context so indicates.
     Section 1.1 Affiliate
     “Affiliate” shall mean, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, such Person where “control” shall have the meaning given such term under Rule 405 of the Securities Act. For the purpose of this Plan, Affiliates of Carlyle Partners III, L.P., a Delaware limited partnership shall include all Person directly or indirectly controlled by TC Group, LLC, a Delaware limited liability.

     Section 1.2 Award
     “Award” shall mean shall mean an Option or a Restricted Stock award granted to a Participant pursuant to the Plan.
     Section 1.3 Award Agreement
     “Award Agreement” a Stock Option Agreement, Restricted Stock Agreement or any other written agreement, contract, or other instrument or document evidencing an Award, including through electronic medium.
     Section 1.4 Board
     “Board” shall mean the Board of Directors of the Company.
     Section 1.5 CEO
     “CEO” shall mean Chief Executive Officer of the Company.
     Section 1.6 Code
     “Code” shall mean the Internal Revenue Code of 1986, as amended.
      Section 1.7 Committee
     “Committee” shall mean the Committee appointed as provided in Section 7.1.
     Section 1.8 Common Stock
     “Common Stock” shall mean the common stock, par value $0.01 per share, of the Company or any of its Subsidiaries.
     Section 1.9 Company
     “Company” shall mean UCI Holdco, Inc. In addition, “Company” shall mean any corporation assuming, or issuing new employee stock options in substitution for, Incentive Stock Options outstanding under the Plan in a transaction to which Section 424(a) of the Code applies.
     Section 1.10 Consultant
     “Consultant” shall mean any Person who has entered into a consulting agreement with the Company or any of its Subsidiaries.
     Section 1.11 Corporate Event
     “Corporate Event” shall mean, as determined by the Committee (or by the Board, in the case of Options granted to Independent Directors) in its sole discretion, any transaction or event described in Section 8.1(a) or any unusual or nonrecurring transaction or event affecting the Company, any Subsidiary of the Company, or the financial statements of the Company or any Subsidiary, or changes in applicable laws, regulations, or accounting principles.

     Section 1.12 Director
     “Director” shall mean a member of the Board.
     Section 1.13 Eligible Representative
     “Eligible Representative” for a Participant shall mean such Participant’s personal representative or such other person as is empowered under the deceased Participant’s will or the then applicable laws of descent and distribution to represent the Participant hereunder.
     Section 1.14 Employee
     “Employee” shall mean any employee (as defined in accordance with the regulations and revenue rulings then applicable under Section 3401(c) of the Code) of the Company or one of its Subsidiaries, whether such employee is so employed at the time this Plan is adopted or becomes so employed subsequent to the adoption of this Plan.
     Section 1.15 Exchange Act
     “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
     Section 1.16  Incentive Stock Option
     “Incentive Stock Option” shall mean an Option which qualifies under Section 422 of the Code and is designated as an Incentive Stock Option by the Committee.
     Section 1.17 Independent Director
     “Independent Director” shall mean a member of the Board who is not an Employee of the Company or any of its Subsidiaries.
     Section 1.18 Liquidity Event
     “Liquidity Event” shall mean the consummation of the sale, transfer, conveyance or other disposition in one or a series of related transactions, of the equity securities of the Company or its successor held by the Principal Stockholder(s) such that immediately following such transaction (or transactions), (i) the value (at original cost) of all equity securities held by all of the Principal Stockholder(s) is in the aggregate less than 20% of the equity securities (at original cost) held by the Principal Stockholder(s) as of June 20, 2003 or (ii) any person or group of Persons (other than the Principal Stockholders and their Affiliates) beneficially owing more than 50% of the then outstanding shares of Common Stock.

     Section 1.19 Non-Qualified Stock Option
     “Non-Qualified Stock Option” shall mean an Option which is not an “incentive stock option” under Section 422 of the Code and shall include an Option which is designated as a Non-Qualified Stock Option by the Committee.
     Section 1.20 Officer
     “Officer” shall mean an officer of the Company or any of its Subsidiaries, as defined in Rule 16a-l(f) under the Exchange Act, as such Rule may be amended in the future.
     Section 1.21 Option
     “Option” shall mean an option granted under the Plan to purchase Common Stock. “Options” includes both Incentive Stock Options and Non-Qualified Stock Options.
     Section 1.22 Optionee
     “Optionee” shall mean a Service Provider to whom an Option is granted under the Plan.
     Section 1.23 Participant
     “Participant” shall mean any Service Provider who has been granted an Award pursuant to the Plan.
     Section 1.24 Person
     “Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, governmental authority or other entity of whatever nature.
     Section 1.25 Plan
     “Plan” shall mean this Amended and Restated Equity Incentive Plan of UCI Holdco, Inc.
     Section 1.26 Principal Stockholder(s)
     “Principal Stockholder(s)” shall mean Carlyle Partners III, L.P. or any of its Affiliates to which (a) Carlyle Partners III, L.P. or any other Person transfers Common Stock, or (b) the Company issues Common Stock.
     Section 1.27 Restricted Stock
     “Restricted Stock” shall mean shares of Common Stock granted to a Service Provider which are subject to restrictions on transfer or forfeiture, as provided under Article VI.
     Section 1.28 Restricted Stock Agreement
     “Restricted Stock Agreement” shall mean shall mean any written agreement, contract, or other instrument or document evidencing a Restricted Stock award granted to a Participant pursuant to the Plan, including through electronic medium.

     Section 1.29 Secretary
     “Secretary” shall mean the Secretary of the Company.
     Section 1.30 Securities Act
     “Securities Act” shall mean the Securities Act of 1933, as amended.
     Section 1.31 Service Provider
     “Service Provider” shall mean an Employee, Consultant or Director.
     Section 1.32 Stock Option Agreement
     “Stock Option Agreement” shall mean any written agreement, contract, or other instrument or document evidencing an Option granted to a Participant pursuant to the Plan, including through electronic medium.
     Section 1.33 Stockholders Agreement
     “Stockholders Agreement” shall mean that certain agreement by and between each Participant, the Principal Stockholders, the Company and any other parties thereto which contains certain restrictions and limitations applicable to the shares of Common Stock acquired upon Option exercise or grant of Restricted Stock (and to other shares of Common Stock, if any, held by the Optionee during the term of such agreement). The Board, in its discretion, shall determine the terms of the Stockholders Agreement and may amend the terms thereof from time to time. If the Participant is not a party to a Stockholders Agreement at the time of exercise of an Option (or any portion thereof) or grant of Restricted Stock, the exercise of the Option or grant of Restricted Stock shall be subject to the condition that the Participant enter into the Stockholders Agreement with the Company.
     Section 1.34 Subsidiary
     “Subsidiary” of any entity shall mean any corporation in an unbroken chain of corporations beginning with such entity if each of the corporations other than the last corporation in the unbroken chain then owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.
     Section 1.35 Termination of Consultancy
     “Termination of Consultancy” shall mean the time when the engagement of a Participant as a Consultant is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous commencement by the former Consultant of a relationship with the Company or a Subsidiary as a Service Provider. The Committee shall determine the effect of all matters and questions relating to Termination of Consultancy, including, but not by way of limitation, the question of whether a Termination of Consultancy resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Consultancy.

     Section 1.36 Termination of Directorship
     “Termination of Directorship” shall mean the time when a Participant who is an Independent Director ceases to be a Director for any reason, including but not by way of limitation, a termination by resignation, failure to be elected or appointed, death or retirement. The Board, in its sole discretion, shall determine the effect of all matters and questions relating to Termination of Directorship.
     Section 1.37 Termination of Employment
     “Termination of Employment” shall mean the time when the employee-employer relationship between a Participant and the Company (or one of its Subsidiaries) is terminated for any reason, with or without cause, including, but not by way of limitation, a termination by resignation, discharge, death or retirement, but excluding a termination where there is a simultaneous reemployment by the Company (or one of its Subsidiaries). The Committee shall determine the effect of all matters and questions relating to Termination of Employment, including, but not by way of limitation, the question of whether a Termination of Employment resulted from a discharge for good cause, and all questions of whether a particular leave of absence constitutes a Termination of Employment; provided, however, that, with respect to Incentive Stock Options, a leave of absence shall constitute a Termination of Employment if, and to the extent that, such leave of absence interrupts employment for the purposes of Section 422(a)(2) of the Code and the then applicable regulations and revenue rulings under Section 442(a)(2) of the Code.
ARTICLE II.
SHARES SUBJECT TO PLAN
     Section 2.1 Shares Subject to Plan
(a)	The shares of stock which shall be issued under this Plan shall be shares of Common Stock. Subject to Section 8.1, the aggregate number of such shares which may be issued under this Plan is 450,000.

(b)	To the extent that an Award terminates, is forfeited, is repurchased, expires, or lapses for any reason, any shares of Common Stock subject to the Award shall again be available for the grant of an Award pursuant to the Plan; provided, however, vested shares of Common Stock that are repurchased or forfeited after being issued from the Plan shall not be available for future issuance under the Plan.

ARTICLE III.
GRANTING OF OPTIONS AND SALE OF STOCK
     Section 3.1 Eligibility
     Any Service Provider shall be eligible to be granted Options, except as provided in Section 3.2.
     Section 3.2 Qualification of Incentive Stock Options
     No Incentive Stock Option shall be granted to any person who is not an Employee.
     Section 3.3 Granting of Options to Employees or Consultants
(a)	The Committee shall from time to time:
(i) Select from among the Employees or Consultants (including those to whom Options have been previously granted under the Plan) such of them as in its opinion should be granted Options;
(ii) Determine the number of shares to be subject to such Options granted to such Employees or Consultants, and determine whether such Options are to be Incentive Stock Options or Non-Qualified Stock Options; and
(iii) Determine the terms and conditions of such Options, consistent with the Plan.
(b) Upon the selection of an Employee or Consultant to be granted an Option pursuant to Section 3.3(a), the Committee shall instruct the Secretary or another authorized Officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Committee may require as a condition to the grant of an Option to an Employee or Consultant that the Employee or Consultant surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her. An Option, the grant of which is conditioned upon such surrender, may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Committee deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option.
     Section 3.4 Granting of Option to Independent Directors
(a)	The Board shall from time to time:
(i) Select from among the Independent Directors (including those to whom Options have previously been granted under the Plan) such of them as in its opinion should be granted Options;
(ii) Determine the number of shares to be subject to such Options granted to such selected Independent Directors; and

(iii) Determine the terms and conditions of such Options, consistent with the Plan; provided, however, that all Options granted to Independent Directors shall be Non-Qualified Stock Options.
(b) Upon the selection of an Independent Director to be granted an Option pursuant to Section 3.4(a), the Board shall instruct the Secretary or another authorized Officer of the Company to issue such Option and may impose such conditions on the grant of such Option as it deems appropriate. Without limiting the generality of the preceding sentence, the Board may require as a condition to the grant of an Option to an Independent Director that the Independent Director surrender for cancellation some or all of the unexercised Options which have been previously granted to him or her. An Option the grant of which is conditioned upon such surrender may have an Option price lower (or higher) than the Option price of the surrendered Option, may cover the same (or a lesser or greater) number of shares as the surrendered Option, may contain such other terms as the Board deems appropriate and shall be exercisable in accordance with its terms, without regard to the number of shares, price, period of exercisability or any other term or condition of the surrendered Option.
ARTICLE IV.
TERMS OF OPTIONS
     Section 4.1 Stock Option Agreement
     Each Option shall be evidenced by a written Stock Option Agreement, which shall be executed by the Optionee and an authorized Officer of the Company and which shall contain such terms and conditions as the Committee (or the Board, in the case of Options granted to Independent Directors) shall determine, consistent with the Plan. Stock Option Agreements evidencing Incentive Stock Options shall contain such terms and conditions as may be necessary to qualify such Options as “incentive stock options” under Section 422 of the Code.
     Section 4.2 Exercisability of Options
(a) Each Option shall become exercisable according to the terms of the applicable Stock Option Agreement; provided, however, that by a resolution adopted after an Option is granted the Committee (or the Board, in the case of Options granted to Independent Directors) may, on such terms and conditions as it may determine to be appropriate, accelerate the time at which such Option or any portion thereof may be exercised.
(b) Except as otherwise provided in the applicable Stock Option Agreement, no portion of an Option which is unexercisable at Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, shall thereafter become exercisable.

(c) To the extent that the aggregate fair market value of stock with respect to which “incentive stock options” (within the meaning of Section 422 of the Code, but without regard to Section 422(d) of the Code) are exercisable for the first time by an Optionee during any calendar year (under the Plan and all other incentive stock option plans of the Company or any Subsidiary thereof) exceeds $100,000, such options shall be treated and taxable as Non-Qualified Stock Options. The rule set forth in the preceding sentence shall be applied by taking options into account in the order in which they were granted, and the stock issued upon exercise of options shall designate whether such stock was acquired upon exercise of an Incentive Stock Option. For purposes of these rules, the fair market value of stock shall be determined as of the date of grant of the Option granted with respect to such stock.
     Section 4.3 Option Price
(a) The price of the shares subject to each Option shall be set by the Committee (or the Board, in the case of Options granted to Independent Directors); provided, however, that in the case of an Incentive Stock Option, the price per share shall be not less than 100% of the fair market value of such shares on the date such Option is granted; and that in the case of an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company, the price per share shall not be less than 110% of the fair market value of such shares on the date such Incentive Stock Option is granted.
(b) For purposes of the Plan, the fair market value of a share of Common Stock as of a given date shall be:
(i) if the Common Stock is listed on one or more National Securities Exchanges (within the meaning of the Exchange Act), each share of Common Stock shall be valued at the average closing price of a share of such class of Common Stock on the principal exchange on which such shares are then trading, on the twenty trading days immediately preceding such date;
(ii) if the Common Stock is not traded on a National Securities Exchange but is quoted on NASDAQ or a successor quotation system and the Common Stock is listed as a National Market Issue under the NASD National Market System, each share of Common Stock shall be valued at the average of the last sales price on each of the twenty trading days immediately preceding such date as reported by NASDAQ or such successor quotation system; or
(iii) if the class of Common Stock is not publicly traded on a National Securities Exchange and is not quoted on NASDAQ or a successor quotation system, the fair market value of the Common Stock shall be determined in good faith by the Committee.

     Section 4.4 Expiration of Options
     No Option may be exercised to any extent by anyone after the first to occur of the following events:
(a) The expiration of ten years from the date the Option was granted; or
(b) With respect to an Incentive Stock Option in the case of an Optionee owning (within the meaning of Section 424(d) of the Code), at the time the Incentive Stock Option was granted, more than 10% of the total combined voting power of all classes of stock of the Company or any subsidiary corporation, the expiration of five years from the date the Incentive Stock Option was granted.
ARTICLE V.
EXERCISE OF OPTIONS
     Section 5.1 Person Eligible to Exercise
     During the lifetime of the Optionee, only he or she may exercise an Option (or any portion thereof granted to him or her; provided, however, that the Optionee’s Eligible Representative may exercise his or her Option during the period of the Optionee’s disability (as defined in Section 22(e)(3) of the Code) notwithstanding that an Option so exercised may not qualify as an Incentive Stock Option. After the death of the Optionee, any exercisable portion of an Option may, prior to the time when such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement, be exercised by his or her Eligible Representative.
     Section 5.2 Partial Exercise
     At any time and from time to time prior to the time when the Option becomes unexercisable under the Plan or the applicable Stock Option Agreement, the exercisable portion of an Option may be exercised in whole or in part; provided, however, that the Company shall not be required to issue fractional shares and the Committee (or the Board, in the case of Options granted to Independent Directors) may, by the terms of the Option, require any partial exercise to exceed a specified minimum number of shares.
     Section 5.3 Manner of Exercise
     An exercisable Option, or any exercisable portion thereof, may be exercised solely by delivery to the Secretary of all of the following prior to the time when such Option or such portion becomes unexercisable under the Plan or the applicable Stock Option Agreement:
(a) Notice in writing signed by the Optionee or his or her Eligible Representative, stating that such Option or portion is exercised, and specifically stating the number of shares with respect to which the Option is being exercised;
(b) A copy of the Stockholders Agreement signed by the Optionee or Eligible Representative, as applicable;
(c) Full payment (in cash or by personal, certified, or bank cashier check) for the shares with respect to which such Option or portion is thereby exercised; or

(i) With the consent of the Committee (or the Board, in the case of Options to Independent Directors), (A) shares of Common Stock owned by the Optionee duly endorsed for transfer to the Company; or (B) except with respect to Incentive Stock Options, shares of the Common Stock issuable to the Optionee upon exercise of the Option, with a fair market value (as determined under Section 4.3(b)) on the date of Option exercise equal to the aggregate Option price of the shares with respect to which such Option or portion is thereby exercised; or
(ii) With the consent of the Committee (or the Board, in the case of Options granted to Independent Directors), any combination of the consideration listed in this subsection (c);
(d) The payment to the Company (in cash or by personal, certified or bank cashier or by any other means of payment approved by the Committee) of all amounts necessary to satisfy any and all federal, state and local tax withholding requirements arising in connection with the exercise of the Option;
(e) Such representations and documents as the Committee (or the Board, in the case of Options granted to Independent Directors) deems necessary or advisable to effect compliance with all applicable provisions of the Securities Act and any other federal or state securities laws or regulations. The Committee (or the Board, in the case of Options granted to Independent Directors) may, in its sole discretion, also take whatever additional actions it deems appropriate to effect such compliance including, without limitation, placing legends on share certificates and issuing stop-transfer orders to transfer agents and registrars; and
(f) In the event that the Option or portion thereof shall be exercised pursuant to Section 5.1 by any person or persons other than the Optionee, appropriate proof of the right of such person or persons to exercise the Option or portion thereof.
     Section 5.4 Conditions to Issuance of Stock Certificates
     The shares of stock issuable and deliverable upon the exercise of an Option, or any portion thereof, may be either previously authorized but unissued shares or issued shares which have then been reacquired by the Company. A certificate of shares will be delivered to the Optionee at the Company’s principal place of business within thirty days of receipt by the Company of the written notice and payment, unless an earlier date is agreed upon. Notwithstanding the above, the Company shall not be required to issue or deliver any certificate or certificates for shares of stock purchased upon the exercise of any Option or portion thereof prior to fulfillment of all of the following conditions:
(a) The admission of such shares to listing on any and all stock exchanges on which such class of stock is then listed;

(b) The completion of any registration or other qualification of such shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, which the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in its sole discretion, deem necessary or advisable;
(c) The obtaining of any approval or other clearance from any state or federal governmental agency which the Committee (or the Board, in the case of Options granted to Independent Directors) shall, in its sole discretion, determine to be necessary or advisable; and
(d) The payment to the Company of all amounts which it is required to withhold under federal, state or local law in connection with the exercise of the Option.
     Section 5.5 Rights as Stockholders
     The holder of an Option shall not be, nor have any of the rights or privileges of, a stockholder of the Company in respect of any shares purchasable upon the exercise of any part of an Option unless and until such holder has signed a Stockholders Agreement and certificates representing such shares have been issued by the Company to such holder.
     Section 5.6 Transfer Restrictions
     Shares acquired upon exercise of an Option shall be subject to the terms and conditions of a Stockholders Agreement. In addition, the Committee (or the Board, in the case of Options granted to Independent Directors), in its sole discretion, may impose further restrictions on the transferability of the shares purchasable upon the exercise of an Option as it deems appropriate. Any such restriction shall be set forth in the respective Stock Option Agreement and may be referred to on the certificates evidencing such shares. The Committee may require the Employee to give the Company prompt notice of any disposition of shares of stock, acquired by exercise of an Incentive Stock Option, within two years from the date of granting such Option or one year after the transfer of such shares to such Employee. The Committee may direct that the certificates evidencing shares acquired by exercise of an Incentive Stock Option refer to such requirement.
ARTICLE VI.
SALE OF STOCK AND RESTRICTED STOCK AWARDS
     Section 6.1 Sale of Common Stock to Employees, Consultants or Independent Directors
     The Committee, acting in its sole discretion, may from time to time designate one or more Employees, Consultants or Independent Directors to whom an offer to sell shares of Common Stock shall be made and the terms and conditions thereof, provided, however, that the price per share of Common Stock to be sold pursuant to this Section 6.1 shall not be less than the fair market value (as determined in accordance with Section 4.3(b) hereof) thereof on the date any such offer is accepted. Each share of Common Stock sold to an Employee, Consultant or Independent Director under this Section 6.1 shall be evidenced by a written stock subscription form approved by an authorized Officer of the Company which shall be consistent with the terms hereof. Any Common Stock sold under this Section 6.1 shall be subject to the same limitations, restrictions and administration hereunder as would apply to any Common Stock issued pursuant to the exercise of an Option under this Plan including but not limited to conditions and restrictions set forth in Sections 5.4 and 5.6 hereunder.

     Section 6.2 Grant of Restricted Stock
     The Committee is authorized to make Awards of Restricted Stock to any Service Provider selected by the Committee in such amounts and subject to such terms and conditions as determined by the Committee. All Awards of Restricted Stock shall be evidenced by an Award Agreement.
     Section 6.3 Issuance and Restrictions
     Restricted Stock shall be subject to such restrictions on transferability and other restrictions as the Committee may impose (including, without limitation, limitations on the right to vote Restricted Stock or the right to receive dividends on the Restricted Stock). These restrictions may lapse separately or in combination at such times, pursuant to such circumstances, in such installments, or otherwise, as the Committee determines at the time of the grant of the Award or thereafter.
     Section 6.4 Forfeiture
     Except as otherwise determined by the Committee at the time of the grant of the Award or thereafter, upon Termination of Employment, Termination of Directorship or Termination of Consultancy, as applicable, during the applicable restriction period, Restricted Stock that is at that time subject to restrictions shall be forfeited; provided, however, that, the Committee may (a) provide in any Restricted Stock Award Agreement that restrictions or forfeiture conditions relating to Restricted Stock will be waived in whole or in part in the event of terminations resulting from specified causes and (b) in other cases waive in whole or in part restrictions or forfeiture conditions relating to Restricted Stock.
     Section 6.5 Certificates for Restricted Stock
     Restricted Stock granted pursuant to the Plan may be evidenced in such manner as the Committee shall determine. If certificates representing shares of Restricted Stock are registered in the name of the Participant, certificates must bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such Restricted Stock, and the Company may, at its discretion, retain physical possession of the certificate until such time as all applicable restrictions lapse.

ARTICLE VII.
ADMINISTRATION
     Section 7.1 Committee
     The Committee shall be the Compensation Committee of the Board. Any action required or permitted to be taken by the Committee hereunder or under any Award Agreement may be taken by the Board.
     Section 7.2 Delegation by Committee
     Except as otherwise determined by the Committee, all rights, powers and duties of the Committee under the Plan (except those granted pursuant to Sections 3.3, 4.3, 5.3(c), 5.3(e), 5.6 and Article VIII) shall be exercised by the CEO, subject to the approval of the Committee.
     Section 7.3 Duties and Powers of CEO and the Committee
     It shall be the duty of the CEO, subject to the approval of the Committee, to conduct the general administration of the Plan in accordance with its provisions. The Committee shall have the power to interpret the Plan and the Awards and to adopt such rules for the administration, interpretation and application of the Plan as are consistent therewith and to interpret, amend or revoke any such rules. Notwithstanding the foregoing, the full Board, acting by a majority of its members in office, shall conduct the general administration of the Plan with respect to Awards granted to Independent Directors. Any such interpretations and rules in regard to Incentive Stock Options shall be consistent with the terms and conditions applicable to “incentive stock options” within the meaning of Section 422 of the Code. All determinations and decisions made by the CEO and approved by the Committee under any provision of the Plan or of any Award granted thereunder shall be final, conclusive and binding on all persons.
     Section 7.4 Compensation, Professional Assistance, Good Faith Actions
     The members of the Committee shall receive such compensation for their services hereunder as may be determined by the Board. All expenses and liabilities incurred by the members of the Committee or the Board in connection with the administration of the Plan shall be borne by the Company. The Committee or the Board may employ attorneys, consultants, accountants, appraisers, brokers or other persons. The Committee, the Company and its Officers and Directors shall be entitled to rely upon the advice, opinions or valuations of any such persons. All actions taken and all interpretations and determinations made by the CEO, the Committee and the Board, in good faith shall be final and binding upon all Participants, the Company and all other interested persons. No member of the Board or the CEO shall be personally liable for any action, determination or interpretation made in good faith with respect to the Plan or the Awards, and all members of the Board shall be fully protected by the Company in respect to any such action, determination or interpretation.

ARTICLE VIII.
OTHER PROVISIONS
     Section 8.1 Changes in Common Stock; Disposition of Assets and Corporate Events.
(a) Subject to Section 8.1(d), in the event that the Committee (or the Board, in the case of Options granted to Independent Directors) determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), recapitalization, reclassification, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the capital stock or assets of the Company (including, but not limited to, a Liquidity Event), exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, the acquisition or disposition of any material assets or business or other similar corporate transaction or event, in the Committee’s sole discretion (or in the case of Awards granted to Independent Directors, the Board’s sole discretion), affects the Common Stock such that an adjustment is determined by the Committee (or the Board, in the case of Options granted to Independent Directors) to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to an Award, then the Committee (or the Board, in the case of Awards granted to Independent Directors) shall, in such manner as it may deem equitable, adjust any or all of:
(i) The number and kind of shares of Common Stock (or other securities or property) with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 2.1 on the maximum number and kind of shares which may be issued);
(ii) The number and kind of shares of Common Stock (or other securities or property) subject to outstanding Awards;
(iii) The grant or exercise price per share for any outstanding Awards under the Plan; and
(iv) The financial or other “targets” specified in each Award Agreement.
(b) Subject to Section 8.1(d) and the terms of outstanding Awards, upon the occurrence of a Corporate Event, the Committee (or the Board, in the case of options granted to Independent Directors), in its sole discretion, is hereby authorized to take any one or more of the following actions whenever the Committee (or the Board, in the case of Awards granted to Independent Directors) determines that such action is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any Award under this Plan, to facilitate such Corporate Event or to give effect to such changes in laws, regulations or principles:

(i) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Awards granted to Independent Directors) may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event and either automatically or upon the Participant’s request, for either the purchase of any such Award for an amount of cash, securities, or other property equal to the amount that could have been attained upon the exercise of the vested portion of such Award (and such additional portion of the Award as the Board or Committee may determine) immediately prior to the occurrence of such transaction or event, or the replacement of such vested (and other) portion of such Award with other rights or property selected by the Committee (or the Board, in the case of Awards granted to Independent Directors) in its sole discretion;
(ii) In its sole discretion, the Committee (or the Board, in the case of Awards granted to Independent Directors) may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that the Award (or any portion thereof) will terminate upon the occurrence of such event and cannot vest, be exercised or become payable after such event;
(iii) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Awards granted to Independent Directors) may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that for a specified period of time prior to such Corporate Event, such Award shall be exercisable as to all shares covered thereby or a specified portion of such shares, notwithstanding anything to the contrary in (A) Section 4.2; or (B) the provisions of the applicable Award Agreement;
(iv) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Award granted to Independent Directors) may provide, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Corporate Event, that upon such event, such Award (or any portion thereof) be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar options, rights or awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices; and

(v) In its sole discretion, and on such terms and conditions as it deems appropriate, the Committee (or the Board, in the case of Awards granted to Independent Directors) may make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards (or any portion thereof) and/or in the terms and conditions of (including the exercise price), and the criteria included in, outstanding Awards and Awards which may be granted in the future.
(c) Subject to Section 8.1(d), the Committee (or the Board, in the case of Awards granted to Independent Directors) may, in its sole discretion, include such further provisions and limitations in any Award Agreement as it may deem equitable and in the best interests of the Company and its Subsidiaries.
(d) With respect to Incentive Stock Options, no adjustment or action described in this Section 8.1 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to violate Section 422(b)(1) of the Code or any successor provisions thereto, unless the Committee determines that the Plan and/or the Options are not to comply with Section 422(b)(1) of the Code. The number of shares of Common Stock subject to any Option shall always be rounded up to the next higher whole number.
     Section 8.2 Awards Not Transferable
     No Award or interest or right therein or part thereof shall be liable for the debts, contracts or engagements of the Participant or his or her successors in interest or shall be subject to disposition by transfer, alienation, anticipation, pledge, encumbrance, assignment or any other means whether such disposition be voluntary or involuntary or by operation of law, by judgment, levy, attachment, garnishment or any other legal or equitable proceedings (including bankruptcy), and any attempted disposition thereof shall be null and void and of no effect; provided, however, that nothing in this Section 8.2 shall prevent transfers by will or by the applicable laws of descent and distribution.
     Section 8.3 Amendment, Suspension or Termination of the Plan
     The Plan may be wholly or partially amended or otherwise modified, suspended or terminated at any time or from time to time by the Board or the Committee. However, without stockholder approval within 12 months before or after such action no action of the Board or the Committee may, except as provided in Section 8.1, increase any limit imposed in Section 2.1 on the maximum number of shares which may be issued pursuant to this Plan, reduce the minimum Option price requirements of Section 4.3(a), or extend the limit imposed in this Section 8.3 on the period during which options may be granted. Except as provided by Section 8.1, neither the amendment, suspension nor termination of the Plan shall, without the consent of the holder of the Award, alter or impair any rights or obligations under any Award theretofore granted. No Award may be granted during any period of suspension nor after termination of the Plan, and in no event may any Award be granted under this Plan after the expiration of ten years from the date the Plan is adopted by the Board.

     Section 8.4 Effect of Plan Upon Other Award and Compensation Plans
     The adoption of this Plan shall not affect any other compensation or incentive plans in effect for the Company or any Subsidiary. Nothing in this Plan shall be construed to limit the right of the Company or any Subsidiary (a) to establish any other forms of incentives or compensation for directors, consultants or employees of the Company (or any Subsidiary); or (b) to grant or assume options or restricted stock otherwise than under this Plan in connection with any proper corporate purpose, including, but not by way of limitation, the grant or assumption of options in connection with the acquisition by purchase, lease, merger, consolidation or otherwise, of the business, stock or assets of any corporation, firm or association.
     Section 8.5 Titles
     Titles are provided herein for convenience only and are not to serve as a basis for interpretation or construction of the Plan.
     Section 8.6 Conformity to Securities Laws
     The Plan is intended to conform to the extent necessary with all provisions of the Securities Act and the Exchange Act and any and all regulations and rules promulgated by the Securities and Exchange Commission thereunder to the extent the Company or any Participant is subject to the provisions thereof. Notwithstanding anything herein to the contrary, the Plan shall be administered, and Awards shall be granted and may be exercised, only in such a manner as to conform to such laws, rules and regulations. To the extent permitted by applicable law, the Plan and Awards granted hereunder shall be deemed amended to the extent necessary to conform to such laws, rules and regulations.
     Section 8.7 Governing Law
     To the extent not preempted by federal law, the Plan shall be construed in accordance with and governed by the laws of the state of Delaware.
     Section 8.8 Severability
     In the event any portion of the Plan or any action taken pursuant thereto shall be held illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining parts of the Plan, and the Plan shall be construed and enforced as if the illegal or invalid provisions had not been included, and the illegal or invalid action shall be null and void.